Exhibit 1.1

EXECUTION VERSION

Ecopetrol S.A.

US$ 2,000,000,000 6.875% Notes due 2030

Underwriting Agreement

April 24, 2020

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Scotia Capital (USA) Inc.

250 Vesey Street

New York, NY 10281

Ladies and Gentlemen:

Ecopetrol S.A. (the “Issuer”), a mixed-economy company duly established and validly existing under the laws of the Republic of Colombia (“Colombia” or the “Republic”), proposes to issue and sell to Goldman Sachs & Co. LLC (“Goldman”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Scotia Capital (USA) Inc. (“Scotia” and, together with Goldman and J.P. Morgan, each an “Underwriter” and, together, the “Underwriters”) US$2,000,000,000 aggregate principal amount of the Issuer’s 6.875% Notes due 2030 (the “Securities”). The Securities will be issued pursuant to an indenture, dated as of July 23, 2009, between the Issuer and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”), as amended by Amendment No. 1 to the indenture, dated as of June 26, 2015, between the Issuer and the Trustee (the “Indenture”), and an officer’s certificate of the Issuer pursuant to Section 301 of the Indenture establishing terms of the Securities, to be dated the Closing Date (as defined herein).

The Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form F-3 (File No. 333-225381), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of securities of the Issuer, including the Securities, from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, at the time it first and most recently became effective under the Securities Act, including any required information deemed to be a part thereof at the time of such effectiveness pursuant to Rule 430B or 430C (the “Rule 430 Information”) at such time under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Underwriting Agreement (the “Agreement”) is executed by the parties hereto (the “Time of Execution”). The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to item 6 of Form F-3 under the Securities Act prior to the time when sales of the Securities were first made at 4:25 p.m. (New York City time) on April 24, 2020 (the “Time of Sale”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

All references herein to financial statements and schedules and other information which are “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Time of Sale; and all references herein to the terms “amend”, “amendment”, or “supplement” with respect to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) after the Time of Sale which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be.

1.       Representations and Warranties. The Issuer hereby represents, warrants and covenants to each Underwriter as of the Time of Execution, the Time of Sale and the Closing Date that:

(a)       Compliance with Registration Requirements. The Issuer meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of the Issuer’s knowledge are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments became effective and at the Time of Sale and at the Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Issuer in writing by any of the Underwriters for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

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Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)       Time of Sale Information. The term “Time of Sale Information” shall mean (i) the Preliminary Prospectus dated April 24, 2020, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Information. As of the Time of Sale and the Closing Date, the Time of Sale Information did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Information based upon and in conformity with written information furnished to the Issuer by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

(c)       Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Time of Sale Information, at the Time of Sale, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)       Issuer is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post- effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Time of Execution, the Issuer was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Time of Execution; the Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form and the Issuer has not otherwise ceased to be eligible to use the automatic shelf registration form.

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(e)       Issuer is not an Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) as of the Time of Execution (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuer be considered an Ineligible Issuer.

(f)       Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Issuer notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Issuer has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

(g)       Distribution of Offering Material by the Issuer. The Issuer has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto or any electronic road show or other written communications reviewed and consented to by the Underwriters and listed on Schedule IV hereto (each an “Issuer Additional Written Communication”). Each such Issuer Additional Written Communication, when taken together with the Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Issuer Additional Written Communication based upon and in conformity with written information furnished to the Issuer by any Underwriter for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

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(h)       Financial Statements. The financial statements of the Issuer and the financial information derived therefrom included, or incorporated by reference, in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial condition, results of operation and cash flows of the Issuer as of the dates and for the periods indicated and have been prepared based on the principles and accounting standards and financial information accepted in Colombia (“NCIF”), which is based on International Financial Reporting Standards (“IFRS”) and its interpretations issued by the International Accounting Standards Board (“IASB”) and other applicable legal provisions for entities supervised or controlled by the National Accounting Office (Contaduría General de la Nación), which may differ in some respects from those established by other Governmental control bodies, or, for the periods indicated, in accordance with IFRS, as issued by the IASB. The segment data and other financial and statistical information included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, Time of Sale Information and the Prospectus and the books and records of the Issuer.

(i)       No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), there has not occurred any material adverse change or any development that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer (a “Material Adverse Effect”).

(j)       Forward Looking Statements. The forward-looking statements included in the Registration Statement, the Time of Sale Information and the Prospectus, if any, are derived from sources that the Issuer believes to be reliable and accurate in all material respects and represents its good faith estimates that are made on the basis of data derived from such sources.

(k)       Status of the Issuer. The Issuer is duly organized and validly existing as a mixed-economy company under the laws of Colombia with the power and authority to own and hold under lease or other valid instrument its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to conduct the business in which it is engaged in each jurisdiction or place where the conduct of its business requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, have a Material Adverse Effect.

(l)       Good Standing of Significant Subsidiaries. Each of the Issuer’s significant subsidiaries (as defined in Rule 405 under the Securities Act, each a “Significant Subsidiary”) is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with the power and authority to own and hold under lease or other valid instrument its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to conduct the business in which it is engaged in each jurisdiction or place where the conduct of its business requires such licenses or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the condition (financial or otherwise), prospects, earnings, business or properties of such Significant Subsidiary.

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(m)       Due Authorization. The Issuer has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (each a “Transaction Document” and collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

(n)       Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

(o)       The Indenture. The Indenture has been duly authorized, executed and delivered by the Issuer, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument enforceable against the Issuer in accordance with its terms subject, as to the enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to the general principles of equity, and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights (the “Enforceability Exceptions”). The Indenture has been duly qualified under the Trust Indenture Act.

(p)       The Securities. The Securities have been duly authorized by the Issuer and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will have been duly executed and delivered and will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms and entitled to the benefits of the Indenture subject to the Enforceability Exceptions.

(q)       Description of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(r)       No Violation or Default. Neither the Issuer nor any Significant Subsidiary is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any contract, fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject, (ii) in violation or default of its corporate bylaws (Estatutos) or (iii) in violation of any applicable law or statute (including, without limitation, the Colombian Constitution or any Colombian law, decree, resolution or regulation) or any judgment, order or regulation of any governmental agency or body or court to which it or its property or assets may be subject, except, in the case of clauses (i) and (iii) above, for any such violation that would not, individually or in the aggregate, have a Material Adverse Effect.

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(s)       No Conflicts. The execution, delivery and performance by the Issuer of each of the Transaction Documents, the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Information and the Prospectus, the issuance and sale of the Securities and compliance by the Issuer with the terms thereof, (i) will not result in any violation of any applicable law or statute (including, without limitation, the Colombian Constitution or any Colombian law, decree, resolution or regulation or any treaty to which Colombia is a party) or any judgment, order or regulation of any governmental agency or body or court having jurisdiction over the Issuer or any of its properties or assets, (ii) will not result in any violation or default of the corporate by-laws (Estatutos) of the Issuer and (iii) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of, any lien, charge or encumbrance upon any property or assets of the Issuer or any Significant Subsidiary, pursuant to, any contract, fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Issuer is a party or by which the Issuer or any Significant Subsidiary is bound or to which any of the property or assets of the Issuer or any Significant Subsidiary is subject except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)       No Consents Required. No consent, approval, authorization, order, registration, filing, or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the transactions contemplated herein, the Securities or in the Indenture, including payment of principal, interest and Additional Amounts (as defined in the Indenture), if any, on the Securities except for (A):

(1)       Requirements regarding the authorizations from the Ministry of Finance and Public Credit of Colombia (Ministerio de Hacienda y Crédito Público or “MHCP”) set forth in Law 533 of November 11, 1999, as amended, and other complementary regulations;

(2)       Requirements set forth in Law 781 of 2002, as amended and other complementary regulations, in case of any amendment to any of the Transaction Documents;

(3)       Filing of information before the Colombian Central Bank (Banco de la República) of public external indebtedness report on Form No. 6 (Formulario No. 6), resulting from the issuance of the Securities under the Indenture;

(4)       The preliminary authorization from the MHCP pursuant to which the Issuer has been authorized to take all actions aimed at incurring certain foreign indebtedness, by means of Resolution 0600 dated February 18, 2020, as ordered in Decree 1068 of 2015, and other complementary regulations;

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(5)       The definitive authorization granted by the MHCP pursuant to Resolution No. 1038 dated April 24, 2020, relating to the issuance and sale of the Securities and the execution and performance of the documents required to consummate the transactions contemplated by the Transaction Documents as ordered in Decree 1068 of 2015, and other complementary regulations;

(6)       The favorable opinion from the National Planning Department (Departamento Nacional de Planeación) No. 20194380396511 dated as of June 26, 2019, for the Issuer to incur indebtedness under the Securities, as ordered in Decree 1068 of 2015, and other complementary regulations;

(7)       The filing of information before the Colombian Central Bank (Banco de la República) of public external indebtedness report on Form No. 6 (Formulario 6), resulting from the issuance of the Securities under the Indenture and the Securities (in observance of External Resolution 1 of 2018 and other complementary regulations);

(8)       Evidence of the publication of this Agreement in the Sistema Electrónico para la Contratación Pública —SECOP, pursuant to article 2.2.1.1.1.7.1 of Decree 1082 of 2015 and article 2.2.1.5.8 of Decree 1068 of 2015, which requirement shall be satisfied at the date of publication of this Agreement, and publications of the preliminary and definitive authorizations from the MHCP in the Diario Oficial, which requirement shall be satisfied with the issuance by the Director General of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the request of publication of such authorizations;

(9)       Filing of these Transaction Documents, as applicable, with the Contraloría General de la República as a record of the indebtedness;

(10)       Authorization by the board of directors (Junta Directiva) of the Issuer for the indebtedness to be incurred with the issuance of the Securities; and

all of which have been obtained or, as the case may be, made, and all of which are in full force and effect or will be obtained or made and will be in full force and effect on or prior to the Closing Date, and (B) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable Blue Sky or securities laws of the States comprising the United States in connection with the purchase and resale of the Securities by the Underwriters.

(u)       Financial Conditions. The financial conditions of the issuance and sale of the Securities will be determined in accordance with Article 16 (c) and (h) of Law 31 of 1992 and the regulations of the Colombian Central Bank (Banco de la República), including External Resolution No. 1 of 2018 issued by the board of directors of the Colombian Central Bank (Banco de la República), as amended or supplemented.

(v)       Legal Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuer is or may be a party or to which any property or assets of the Issuer, or any agency or entity controlled by the Issuer, is or may be subject that, individually or in the aggregate, if determined adversely to the Issuer, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Issuer no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental body or agency or other person.

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(w)       Withholding Taxes. Except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, pursuant to Section 218 of the Colombian Tax Code (governing the general tax exemption on external public debt), all payments of principal, premium, if any, interest and other amounts in respect of the Securities made to holders of Securities (other than holders of Securities who are resident or domiciled in Colombia) will not be subject to and may otherwise be made free and clear of any withholding or deduction for or on account of any tax, duty, assessment or governmental charge imposed or levied in Colombia and without the necessity of obtaining governmental authorization in Colombia (including without limitation, under tax, exchange control or other laws or regulations), other than the authorizations referred to in Section 1(t) hereof.

(x)       Other Taxes in Relation to Transaction. Under current Colombian law, no issuance or transfer taxes or duties and no income, capital gains, withholding or other taxes are payable by or on behalf of the Underwriters (other than in respect of holders of Securities who are resident or domiciled in Colombia) or the Trustee to Colombia or to any political subdivision or taxing authority thereof or therein (including the Issuer) in connection with (i) the execution, delivery and performance of this Agreement or the Indenture or the execution or delivery of the Securities, (ii) the authorization, issuance, sale or delivery of the Securities by the Issuer, and (iii) the sale and delivery of the Securities by the Underwriters to the purchasers therefrom.

(y)       Broker’s Fees. The Issuer is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Issuer or the Underwriters for a brokerage commission, finder’s fee or similar payment in connection with the offering and sale of the Securities.

(z)       No Stabilization. Neither the Issuer nor any of its affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(aa)      Validity under Colombian law. (i) This Agreement, the Indenture and the Securities are in proper form under Colombian law for the enforcement thereof against the Issuer, and to ensure the legality, validity or enforceability of, or the priority of the indebtedness incurred by the Issuer under, each of this Agreement, the Indenture, the Securities and any other document to be furnished hereunder or thereunder in Colombia, it is not necessary that any such document be filed or recorded with any Colombian governmental agency or body or court, except as set forth in Section 1(t) hereof, or that any stamp or similar tax be paid in Colombia on or in respect of any such document, to enforce the Transaction Documents in Colombia; and (ii) the publication and filing requirements set forth in Section 1(t) are not requirements to establish or maintain the legality, validity or enforceability of, or the priority of the indebtedness incurred by the Issuer under, this Agreement, the Indenture or the Securities or any other document required to be furnished hereunder or under the laws of Colombia or establish the admissibility into evidence of any of this Agreement, the Indenture or the Securities or any other document required to be furnished hereunder or thereunder in any court in Colombia.

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(bb)      Governing Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Colombia, except that all matters governing authorizations and execution shall be governed by the laws of Colombia. Subject to compliance with certain Colombian evidentiary requirements, the courts of Colombia shall honor this choice of law; provided, that the primary obligations arising from this Agreement are performed outside Colombia; this Agreement does not contravene Colombian provisions of public policy; and provided, further, that the application of New York law will be preempted by applicable Colombia law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity; the submission by the Issuer to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan, The City of New York in this Agreement constitutes a valid and legally binding obligation of the Issuer, and service of process effected in the manner set forth in this Agreement assuming validity under the laws of the State of New York, will be effective, insofar as Colombian law is concerned, to confer valid personal jurisdiction over the Issuer.

(cc)      Enforcement of Foreign Judgments in Colombia. A judgment of a U.S. federal or New York state court would be enforced in Colombia, subject to the issuance of a writ of “exequatur”, which is a procedure that takes place before the Supreme Court of Colombia and is regulated by articles 605 through 607 of Law 1564 of 2012 (Código General del Proceso), according to which the Supreme Court of Colombia will verify the existence of a treaty relating to the recognition of foreign judgments between Colombia and the country of origin of the judgment, or in the absence of a treaty, proper evidence is provided to the Supreme Court of Colombia to the effect that the courts of the country of the subject judgment would recognize and enforce Colombian judgments and that the following requirements have been observed (A) such foreign judgment does not refer to in rem rights on assets located within Colombian territory at the commencement of the proceedings in the foreign court which issued the judgment; (B) such foreign judgment does not conflict with public order laws of Colombia, except procedural laws; (C) such foreign judgment is final and not subject to appeal, according to the laws of the country where it was made; (D) a duly legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to a competent court in Colombia; (E) no proceedings are pending before Colombian courts with respect to the same subject matter, or final judgment has been awarded by a Colombian Court in any proceedings on the same subject matter; (F) the subject matter of such foreign judgment is not of the exclusive jurisdiction of a Colombian court or judge; (G) in the proceedings in which such foreign judgment was made, the defendant was properly served according to the laws of such jurisdiction and given an opportunity to defend the action in question and (H) the “exequatur” requirement has been observed.

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(dd)      No Sovereign Immunity. Under the laws of Colombia, none of the Issuer, its property or assets is entitled to sovereign or other immunity from suit, execution, attachment or other legal process in Colombia, except as provided under (i) Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo); and (ii) Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General de Proceso), pursuant to which the revenues, assets and property of the Issuer located in Colombia are not subject to execution, set-off or attachment; provided, however, that under the laws of Colombia, any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo). Under the laws of Colombia, the regulations that govern statutes of limitations and other time limits for any suit, action, proceeding or jurisdiction may not be waived by the Issuer.

(ee)      Accounting Controls. The Issuer maintains or maintained, as the case may be, systems of internal accounting controls that are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with NCIF or IFRS, as the case may be, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are (a) no material weaknesses in the Issuer’s internal control over financial reporting and (b) since January 1, 2020, there has been no change in the Issuer’s internal control over financial reporting that is required to be disclosed pursuant to the applicable rules and regulations of the Commission or under NCIF or IFRS, as the case may be, in reports the Issuer files with the Commission.

(ff)      Title to Real and Personal Property. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Issuer and each Significant Subsidiary have good and marketable title in fee simple to or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Issuer and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuer and its Significant Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg)      No Labor Disputes. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no labor disturbance by or dispute with employees of the Issuer exists or, to the best knowledge of the Issuer, is contemplated or threatened and the Issuer is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Issuer’s principal suppliers, contractors or customers, except where such a labor disturbance or dispute would not have a Material Adverse Effect.

(hh)      Insurance. The Issuer has insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Issuer and its businesses; and the Issuer has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

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(ii)       Compliance with Applicable Money Laundering Laws. The operations of the Issuer are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements established in Chapter VII Title I Part III of Circular Externa 029 of 2014 (Circular Básica Jurídica) of the Superintendency of Finance (as amended from time to time), the relevant sections of Article 102 of the Estatuto Orgánico del Sistema Financiero, the applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any Significant Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

(jj)      Compliance with OFAC. None of the Issuer or, to the knowledge of the Issuer, the Republic of Colombia, any director, officer, agent, employee or subsidiary of the Issuer is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)      No Unlawful Payments. Neither the Issuer nor any of its subsidiaries nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll)      Compliance with Environmental Laws. Except as disclosed in the Issuer’s form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Issuer and its Significant Subsidiaries (x) are in compliance with any and all applicable laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety the environment, natural resources, hazardous or toxic substances or wastes, pollutant or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonable be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Issuer or its Significant Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

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(mm)      Licenses and Permits. The Issuer and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Issuer nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(nn)      Title to Intellectual Property. (i) The Issuer and its Significant Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Issuer and its Significant Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except in the case of each of (i) and (ii) above, for any such failure to own or possess the adequate rights or existence of a conflict as would not, individually or in the aggregate, have a Material Adverse Effect.

(oo)       Independent Accountants. Ernst & Young S.A.S. is an independent public accountant with respect to the Issuer and its Significant Subsidiaries (A) under independence rules and regulations specified by Colombian law and (B) within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(pp)      Sarbanes-Oxley Act. There is and has been no failure on the part of the Issuer or any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that the Issuer or any of its subsidiaries is subject to, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq)      Investment Company Act. The Issuer is not, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

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(rr)      Capitalization. The Issuer has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable, except for any shares subject to installment payments. All of the issued shares of capital stock of each Significant Subsidiary of the Issuer have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares for foreign subsidiaries and except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus) are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)      No Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Issuer under the Securities Act pursuant to this Agreement.

(tt)      Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

2.       Purchase and Resale of the Securities.

(a)       The Issuer agrees to issue and sell the Securities to the Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees severally and not jointly, to purchase from the Issuer the respective principal amount of the Securities set forth opposite such Underwriter’s name on Schedule I hereto, at a price equal to 98.902% of the principal amount thereof, plus accrued interest, if any, from April 29, 2020, to the date of payment and delivery. The Issuer will not be obligated to deliver any of its Securities except upon payment for all the Securities to be purchased as provided herein.

(b)       The Issuer acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate (as that term is defined by Rule 405 under the Securities Act) of the Underwriters and that any such affiliate may offer and sell Securities purchased by it or through the Underwriters.

(c)       Each Underwriter severally represents to and agrees with the Issuer that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute or publish the Registration Statement, the Preliminary Prospectus or the Prospectus or any offering circular, form of application, advertisement or other document or information relating to the Securities, in any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with all laws and regulations applicable thereto (including, without limitation, any prospectus delivery requirements) and which will not impose any obligations on the Issuer except as contained in this Agreement.

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3.       Payment and Delivery.

(a)       Payment for, and delivery of, the Securities shall be made at the office of Milbank LLP, 55 Hudson Yards, New York, New York 10001, at 9:00 a.m. New York time on April 29, 2020 or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriters and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City and in Bogotá, D.C., Colombia.

(b)       Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified in writing by the Issuer to the Underwriters against delivery to the Trustee, as custodian for the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global certificates representing the Securities, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Securities will be made available by the Issuer for inspection by the Underwriters not later than 3:00 P.M., New York City time, on the Business Day prior to the Closing Date.

4.       Further Agreements of the Issuer. The Issuer covenants and agrees with the Underwriters that:

(a)       Delivery of Copies. Subject to Section 8 hereof, the Issuer will furnish to the Underwriters and to counsel for the Underwriters, without charge, during the Prospectus Delivery Period (as defined below), such copies of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendments and supplements thereto (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Underwriters) as any Underwriter may reasonably request.

(b)       Compliance with Securities Regulations and Commission Requests. The Issuer, subject to Section 4(d), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Underwriters, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Issuer will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Issuer will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

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(c)       Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Issuer will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Time of Sale Information or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(d)       Periodic Reports Under the Exchange Act. During the Prospectus Delivery Period, the Issuer shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(e)       Term Sheet. The Issuer will prepare a final term sheet, containing solely a description of the final terms of the Securities and the offering thereof, substantially in the form approved by the Underwriters and attached as Schedule II hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus (as defined herein) for purposes of this Agreement.

(f)       Notice to the Underwriters. The Issuer will advise the Underwriters promptly, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Registration Statement, any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; and (ii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Registration Statement, any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(g)       Ongoing Compliance of the Registration Statement. If, at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Registration Statement as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) it is necessary to amend or supplement the Registration Statement to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Underwriters and file with the Commission such amendments or supplements to the Registration Statement as may be necessary so that the statements in the Registration Statement as so amended or supplemented will not be misleading or so that the Registration Statement will comply with law.

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(h)       Ongoing Compliance of the Time of Sale Information. If, at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Underwriters and file with the Commission such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that all of the Time of Sale Information will comply with law.

(i)       Ongoing Compliance of the Prospectus. If at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Underwriters and file with the Commission such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(j)       Permitted Free Writing Prospectuses. The Issuer represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters (such consent not to be unreasonably withheld), it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule III to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Issuer consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Issuer contemplated in Section 4(f) hereto.

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(k)       Filing Fees. The Issuer agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rules 456(b)(1) and 457(r) of the Securities Act.

(l)       Compliance with Sarbanes-Oxley. During the Prospectus Delivery Period, the Issuer will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

(m)       Blue Sky Compliance. The Issuer will cooperate with the Underwriters to qualify the Securities for offer and sale under the Blue Sky or securities laws of the States comprising the United States as the Underwriters shall reasonably request and will continue such qualifications in effect so long as may be reasonably required for the offering and resale of the Securities; provided that the Issuer shall not be required to (i) file any general consent to service of process in any jurisdiction, (ii) take any action that would subject it to the service of process in proceedings, other than relating to the distribution of the Securities, in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in any such jurisdiction it is not otherwise so subject.

(n)       DTC. The Issuer will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(o)       No Stabilization. The Issuer will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Securities.

(p)       Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(q)       No Sales in Colombia. Neither the Issuer nor any person acting on its behalf will solicit offers for, or offer or sell, the Securities publicly in Colombia.

(r)       Clear Market. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Issuer will not, without the prior written consent of the Underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities in the international capital markets issued or guaranteed by the Issuer and having a tenor of more than one year, except for the Securities sold to the Underwriters pursuant to this Agreement.

(s)       Listing. The Issuer will use its reasonable best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

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5.       Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities as provided herein on the Closing Date shall be subject to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a)       Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Issuer shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)       Representations and Warranties. The representations and warranties of the Issuer contained herein shall be true and correct on the date hereof and as of the Closing Date; the statements of the Issuer and its officials made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)       No Downgrade. Subsequent to the Time of Execution, (i) no downgrading shall have occurred in the rating accorded to the Securities or any other debt securities issued or guaranteed by the Issuer by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review or has changed its outlook with respect to (other than an announcement with positive implications of a possible upgrading) its rating of the Securities or of any other debt securities issued or guaranteed by the Issuer (other than an announcement with positive implications of a possible upgrade).

(d)       No Material Adverse Change. No event or condition of a type described in Section 1(i) hereof shall have occurred or shall exist, which event or condition is not described in the Registration Statement, the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

(e)       Officer’s Certificate. The Issuer shall have furnished to the Underwriters a certificate of the Issuer, signed by the Chief Financial Officer of the Issuer, or other senior official of the Issuer who has specific knowledge of the Issuer’s financial matters and is satisfactory to the Underwriters, dated the Closing Date, to the effect that the signer of such certificate has examined the Registration Statement, the Time of Sale Information and the Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i)       the Issuer has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

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(ii)       the Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)       the representations and warranties of the Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iv)       since the date of the most recent financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), there has not been a material adverse change in the condition (financial, economic, fiscal, political or otherwise), prospects, earnings or properties of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(f)       Opinion and Negative Assurance of U.S. Counsel for the Issuer. The Issuer shall have requested and caused Shearman & Sterling LLP, U.S. counsel for the Issuer, to furnish to the Underwriters its opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex A hereto.

(g)       Opinion and Negative Assurance of Colombian Counsel for the Issuer. The Issuer shall have requested and caused Brigard & Urrutia Abogados S.A.S., Colombian counsel for the Issuer, to furnish to the Underwriters, its opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex B hereto.

(h)       Opinion and Negative Assurance of U.S. Counsel for the Underwriters. Underwriters shall have received from Milbank LLP, U.S. counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information and the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)       Opinion and Negative Assurance Letter of Colombian Counsel for the Underwriters. Underwriters shall have received from Gómez-Pinzón Abogados S.A.S., local counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information and the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j)       Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young S.A.S. shall have furnished to the Underwriters, at the request of the Issuer, letters dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

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(k)       Rating Reports. S&P Global Ratings, Fitch Ratings Ltd. and Moody’s Investors Services Inc. shall have delivered to the Issuer and the Underwriters a final rating letter with respect to the Securities setting forth the ratings contemplated in the Final Term Sheet.

(l)       Officer’s Certificate Pursuant to Section 301 of the Indenture. The Issuer shall have furnished to the Underwriters and the Trustee a certificate of the Issuer, dated the Closing Date, containing the information required by Section 301 of the Indenture.

(m)       Securities. The Issuer and the Trustee shall have executed, authenticated and delivered the Securities.

(n)       No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(o)       No FINRA Objections. If the Registration Statement and/or the offering of the Securities has been filed with the Financial Industry Regulatory Authority (“FINRA”) for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(p)       DTC. The Securities shall be eligible for clearance and settlement through DTC.

(q)       Authorized Agent. On or before the Closing Date, the Underwriters shall have received evidence of the agreement of Corporation Service Company to act as the process agent of the Issuer, as described in Section 13 hereof.

(r)       Other Documents. Prior to the Closing Date, the Issuer shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

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If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

6.       Indemnification and Contribution.

(a)       Indemnification of the Underwriters. The Issuer agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information, the Prospectus or any Issuer Additional Written Communication (or any amendment or supplement to any such document) or any omission or alleged omission in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information, the Prospectus or any Issuer Additional Written Communication (or any amendment or supplement to any such document) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in each case agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for inclusion therein; it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 12 hereof.

(b)       Indemnification of the Issuer. Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Issuer and each of its directors, officers and employees and each person who controls the Issuer within the meaning of the either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity to the Underwriters, but only with reference to written information relating to such Underwriters furnished to the Issuer by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information, the Prospectus or any Issuer Additional Written Communication (or in any amendment or supplement thereto); it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 12 below. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

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(c)       Notice and Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including one local counsel per jurisdiction, in each case reasonably acceptable to the indemnifying party), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

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(d)       Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Issuer on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall the Underwriters be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received (or anticipated to be received) by it, and benefits received (or anticipated to be received) by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Underwriters shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act and each officer and director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)       Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified person at law or in equity.

7.       Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters (after consultation with the Issuer), by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) trading of any securities issued or guaranteed by the Issuer shall have been suspended on any exchange or in any over-the-counter market; (iii) a change in the U.S., Colombian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriters, be likely to prejudice materially and adversely the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) a major disruption of the settlement or clearance of debt securities in the United States shall occur and continue until at least the Business Day preceding the Closing Date, and such event shall make it impractical to proceed with the closing, (v) a banking moratorium shall have been declared by Colombian, U.S. federal or New York State authorities; or (vi) there shall have occurred any new outbreak or escalation of hostilities, declaration by the United States or Colombia of a national emergency (other than those that have already been declared through the date hereof) or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

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8.       Payment of Expenses.

(a)       Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, and exclusively upon written request by the Underwriters, the Issuer agrees to reimburse the Underwriters upon request for reasonable and documented expenses that they incur in connection with the transactions contemplated herein, subject to a maximum amount of $200,000 (the “Expense Cap”).

(b)       In the event that (i) this Agreement is terminated pursuant to Section 7 hereof, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Issuer agrees to reimburse the Underwriters for all reimbursable expenses as described in clause (a) above, up to the Expense Cap.

(c)       Except to the extent set forth in clause (a) above, the Underwriters will pay for all roadshow expenses incurred by the Issuer and the Underwriters, the fees and expenses of the Underwriters’ international and local legal counsel, as well as all other out-of-pocket expenses of the Underwriters. These expenses will not be reimbursed by the Issuer.

9.       Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities; provided further, however, that if within 24 hours after such default by such defaulting Underwriter or Underwriters holding in excess of 10% of the aggregate principal amount of the Securities set forth in Schedule I hereto, the remaining non-defaulting Underwriters shall not have agreed to purchase all of the Securities or arranged for the purchase of such Securities by another party or parties satisfactory to the Issuer, then the Issuer shall be entitled to a further period of 36 hours within which to procure another party or parties satisfactory to the Underwriters to purchase the Securities to be purchased by such defaulting Underwriter or Underwriters and if no such party purchases such Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Issuer, except as provided in Sections 6 and 8 hereof. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Time of Sale Information, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer or any no defaulting Underwriter for damages occasioned by its default hereunder.

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10.       Successors; Assignment. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 6 hereof and their respective successors, and, except as expressly set forth herein, no other person will have any right or obligation hereunder. Each Underwriter may transfer or assign, in whole or in part, its rights under this Agreement to any of its affiliates, provided however, that pursuant to Article 2.2.1.5.9 of Decree 1068 of 2015, any transfer or assignment of rights by the Underwriters prior to the Closing Date under this Agreement requires approval from the Issuer (such approval not to be unreasonably withheld), and failure to obtain such approval may render unenforceable the relevant transfer or assignment.

11.       Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution of the Issuer and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Issuer or any of the indemnified persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.       Underwriters’ Information Provided by the Underwriters. The Issuer and the Underwriters acknowledge and agree that the only information relating to the Underwriters that has been furnished to the Issuer in writing by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) consists of (i) their names on the front cover of the Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), (ii) the last paragraph on the front cover of the Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) relating to the delivery of the Securities and (iii) under the heading “Underwriting” of each of the Preliminary Prospectus and the Prospectus, the second sentence of the fourth paragraph, the fifth paragraph, the third sentence of the seventh paragraph, the tenth paragraph and the eleventh paragraph.

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13.       Jurisdiction.

(a)       The Issuer agrees that any suit, action or proceeding against the Issuer brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding in such courts, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer hereby appoints Corporation Service Company, presently located at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The courts of the Republic of Colombia would give effect to and enforce a judgment obtained in a court outside of the Republic of Colombia through a proceeding provided for under Colombian law known as “exequatur”, subject to the provisions of (i) (a) Article 605 of Law 1564 of 2012 (Código General del Proceso), which require that there be reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of the Republic; and (ii) subject to compliance with the provisions of Articles 606 and 607 of Law 1564 of 2012 (Código General del Proceso).

(b)       The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Colombia.

(c)       The Issuer irrevocably waives, to the fullest extent permitted by applicable law, any immunity (including sovereign immunity) from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, The City of New York or in any competent court in Colombia; except as provided under (i) Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) and (ii) Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), pursuant to which the revenues, assets and property of the Issuer located in Colombia are not subject to execution, set-off or attachment; provided, however, that under the laws of Colombia, any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo). Under the laws of Colombia, the regulations that govern statutes of limitations and other time limits for any suit, action, proceeding or jurisdiction may not be waived by the Issuer. In addition, to the extent that the Issuer or any of its revenues, assets or properties will be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien, attachment or any similar right or remedy, and to the extent that there will be attributed, in any jurisdiction, such an immunity, the Issuer hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the Agreement. The Issuer reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976, as amended, with respect to any action brought against it under the United States federal securities laws or any state securities laws.

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14.      Additional Amounts. If the compensation (including the Underwriters’ commissions and concessions) or any other amounts to be received by the Underwriters under this Agreement including, without limitation, indemnification and contribution payments, as a result of entering into this Agreement, are subject to any present or future taxes, levies, imposts, duties, assessments, deductions, withholdings or charges of any nature imposed or levied by or on behalf of Colombia or any political subdivision thereof or taxing authority therein (including the Issuer) (“Colombian Taxes”), then the Issuer shall pay to the Underwriters, an additional amount so that the Underwriters shall retain, after taking into consideration all such Colombian Taxes, an amount equal to the amounts owed to it as compensation or otherwise under this Agreement as if such amounts had not been subject to Colombian Taxes, provided, however, that no additional amounts shall be paid in respect of (a) any taxes imposed due to some present or former connection of an Underwriter with Colombia or any political subdivision thereof or taxing authority therein other than the mere entering into of this Agreement or receipt of payments hereunder or (b) any taxes which would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the relevant taxing jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.

15.       Currency. Each reference in this Agreement to any monetary amount is to U.S. dollars (the “Relevant Currency”), and payment of all amounts hereunder is of the essence. To the fullest extent permitted by law, the obligation of the Issuer in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Relevant Currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the Relevant Currency that may be so purchased for any reason falls short of the amount originally due, the Issuer will pay such additional amounts, in the Relevant Currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuer not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

16.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to them at Goldman, Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; J.P. Morgan Securities LLC 383 Madison Avenue, New York, New York 10179, Facsimile: +1 212-834-6326, Attention: Latin America Debt Capital Markets; and Scotia Capital (USA) Inc., 250 Vesey Street, New York, NY 10281, e-mail: us.legal@scotiabank.com. Notices to the Issuer shall be given to the Issuer at Ecopetrol S.A., Carrera 13 No. 36 - 24, Bogotá, D.C. - Colombia; Attention: Jaime Eduardo Caballero Uribe, Chief Financial Officer, and Juan Pablo Crane De Narváez, Head of Capital Markets.

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17.       Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.       No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto. Any review by the Underwriters of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer.

19.       Governing Law. This Agreement has been delivered in New York, New York and this Agreement and shall be governed by and construed in accordance with the laws of the State of New York, except that all matters governing the authorization and execution of this Agreement by the Issuer shall be governed by and construed in accordance with the laws of Colombia.

20.       Waiver of Jury Trial. The Issuer and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.       Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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22.       Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.       Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24.       Integration. With the exception of the Economic Bases Agreement between the Issuer and each of Goldman, J.P. Morgan and Scotia, all dated February 15, 2019, and the Services Contracts between the Issuer and the Underwriters, dated April 1, 2020, this Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

25.       Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any amendments to this Agreement shall be approved by the Colombian Ministry of Finance in accordance with Article 5 of Law 781 of 2002.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ECOPETROL S.A.

By:	/s/ Jaime Caballero Uribe
	Name:	Jaime Caballero Uribe
	Title:	Chief Financial Officer, Legal Representative and Acting Chief Executive Officer.

[Underwriting Agreement – Signature Page]

Accepted on the date first written above.

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Ana Silva-Klarish
Name: Ana Silva-Klarish
Title: Executive Director

Scotia Capital (USA) Inc.

By:	/s/ Juan Fullaondo
Name: Juan Fullaondo
Title: Managing Director & Head

[Underwriting Agreement – Signature Page]

Schedule I

	6.875% of Notes due 2030
Underwriters	Principal Amount of Securities to be Purchased	% of the Principal Amount of Securities to be Purchased

Goldman Sachs & Co. LLC	$666,668,000	33.3334%
J.P. Morgan Securities LLC	$666,666,000	33.3333%
Scotia Capital (USA) Inc.	$666,666,000	33.3333%
Total	$2,000,000,000	100.0%

Schedule II

FINAL TERMS AND CONDITIONS AS OF APRIL 24, 2020 OF
ECOPETROL S.A. U.S.$ 2,000,000,000 6.875% NOTES DUE 2030

ISSUER:	Ecopetrol S.A.
SECURITY:	6.875% Notes Due 2030 (the “Notes”)
RANKING:	Senior, unsecured and unsubordinated obligations of the Issuer, ranking pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations that constitute its External Indebtedness (as defined in the prospectus).
PRINCIPAL AMOUNT:	U.S.$ 2,000,000,000
MATURITY:	April 29, 2030
ISSUE PRICE:	99.112% (plus accrued interest, if any, from April 29, 2020, the expected settlement date)
INTEREST PAYMENT DATES:	April 29 and October 29, commencing on October 29, 2020.
COUPON RATE:	6.875%
YIELD TO MATURITY:	7.000%
PRICING DATE:	April 24, 2020
EXPECTED SETTLEMENT DATE:	April 29, 2020 (T+3)
NET PROCEEDS BEFORE EXPENSES:	U.S.$ 1,978,040,000 excluding accrued interest
CUSIP/ISIN:	CUSIP: 279158AN9 ISIN: US279158AN94
CLEARING:	DTC / Euroclear / Clearstream
JOINT BOOK-RUNNING MANAGERS:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Scotia Capital (USA) Inc.
MINIMUM DENOMINATION:	U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof

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GOVERNING LAW:	New York
FORMAT:	SEC Registered
DAY COUNT:	30/360
OPTIONAL REDEMPTION PROVISIONS:

Prior to January 29, 2030, at any time or from time to time, in whole or in part, at the Issuer’s option at a make-whole premium based on Treasury Rate plus 50 basis points.

On or after January 29, 2030, at any time or from time to time, in whole or in part, at the Issuer’s option at par.

WITHHOLDING TAX REDEMPTION PROVISIONS:	At any time at the Issuer’s option if the Issuer becomes obligated to pay additional amounts under the Notes, in whole but not in part, at par.

The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Underwriters can arrange to send you the prospectus if you request it by calling or writing Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Scotia Capital (USA) Inc. toll free at 1-800-372-3930 or collect at 1-212-225-5559.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

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Schedule III

ISSUER FREE WRITING PROSPECTUSES

1.	Final Term Sheet dated April 24, 2020, the form of which is set forth in Schedule II hereto.

2.	Investor presentation of Ecopetrol S.A. dated April 2020 and first distributed to investors on April 24, 2020

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Schedule IV

ISSUER ADDITIONAL WRITTEN COMMUNICATION

1.       None.

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Annex A

April [●], 2020

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

United States

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

United States

Ecopetrol S.A.

US$[●] [●]% Notes due 20[●]

Ladies and Gentlemen:

We have acted as U.S. counsel to Ecopetrol S.A., a Colombian mixed economy company (the “Company”), in connection with the purchase of US$[●] aggregate principal amount of the Company’s [●]% Notes due 20[●] (the “Notes”), pursuant to the Underwriting Agreement, dated [April] [●], 20[●] (the “Underwriting Agreement”), among the Company and each of you. The Notes will be issued pursuant to an Indenture, dated as of July 23, 2009, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by Amendment No. 1 to the Indenture, dated as of June 26, 2015, (the “Indenture”). This opinion is furnished to you pursuant to Section 5(f) of the Underwriting Agreement.

In that connection, we have reviewed originals or copies of the following documents:

(a)	The Underwriting Agreement;

(b)	The Indenture; and

(c)	The Notes in global form as executed by the Company.

The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the “Opinion Documents”.

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We have also reviewed the following:

(a)	The automatic shelf registration statement on Form F-3ASR (File No. 333-225381) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on June 1, 2018 (such registration statement as so amended at the time of effectiveness, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein, hereinafter referred to as the “Registration Statement”).

(b)	The base prospectus dated June 1, 2018 forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein (the “Base Prospectus”);

(c)	The preliminary prospectus supplement relating to the Notes, dated [April] [●], 2020 (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Preliminary Prospectus”).

(d)	The free writing prospectus of the Company relating to the Notes, dated [April] [●], 2020, in the form first filed by the Company pursuant to Rule 433 under the Securities Act with the Commission (the “Free Writing Prospectus”).

(e)	The final prospectus supplement relating to the Notes, dated [April] [●], 2020 (the “Final Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Prospectus”).

(f)	The officer’s certificate relating to the Notes, dated [April] [●], 2020, delivered by the Company to the Trustee pursuant to Section 301 of the Indenture.

(g)	The originals or copies of the indentures, supplemental indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes, other agreements or documents, orders, writs, judgments, injunctions, decrees, determinations and awards, listed in Schedule A (the “Specified Documents”).

7

(h)	Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

As used herein, the term “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the Free Writing Prospectus.

In our review of the Opinion Documents and other documents, we have assumed:

(a)        The genuineness of all signatures.

(b)        The authenticity of the originals of the documents submitted to us.

(c)        The conformity to authentic originals of any documents submitted to us as copies.

(d)       As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and the other Opinion Documents and in certificates of public officials and officers of the Company.

(e)       That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)        That:

(i)       The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)       The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(iii)      The execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not:

(A)        contravene its estatutos or other organizational documents; or

(B)        except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

8

(g)        That the execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it (other than the Specified Documents).

(h)        That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

The Registration Statement became automatically effective under the Securities Act and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). On [April] [●], 2020, at approximately [●] [a.m./p.m.], the Commission’s website did not indicate the existence of a stop order suspending the effectiveness of the Registration Statement.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.       The execution and delivery by the Company of each Opinion Document to which it is a party does not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of Generally Applicable Law or (b) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any Specified Document.

2.       No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, except as have been obtained and are in full force and effect under the Securities Act or the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”), and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Notes.

9

3.       The Underwriting Agreement has been duly executed and delivered by the Company to the extent such execution and delivery is a matter of New York law.

4.       The Indenture has been duly executed and delivered by the Company to the extent such execution and delivery is a matter of New York law and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.       The Notes have been duly executed by the Company to the extent such execution is a matter of New York law and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

6.       The Company is not, and after the issuance of the Notes and the use of the proceeds therefrom as contemplated in the Prospectus will not be, required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

7.       The Indenture has been duly qualified under the Trust Indenture Act.

8.       The statements in the General Disclosure Package and the Prospectus under the caption “Description of the Notes”, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

9.       The description of the U.S. federal income tax consequences set forth in the General Disclosure Package and the Prospectus under the caption “Taxation - U.S. Federal Income Tax Considerations”, insofar as such description constitutes a statement of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described therein, is accurate in all material respects.

10.      Assuming the validity of such action under the laws of Colombia, the waiver by the Company, pursuant to Section 13(b) of the Underwriting Agreement, Section 113 of the Indenture and Section 19 of each of the Notes, respectively, of any immunity, including sovereign immunity, from suit, action, proceeding or jurisdiction to which it may otherwise be entitled with respect to any action or proceeding arising out of or with respect to the Underwriting Agreement, Indenture or the Notes, respectively, is valid and binding under the laws of the State of New York and the federal law of the United States of America.

10

11.      Assuming the validity of such action under the laws of Colombia, under the laws of the State of New York relating to submission to jurisdiction, the Company (i) has, pursuant to Section 13(a) of the Underwriting Agreement, Section 113 of the Indenture and Section 19 of each of the Notes, respectively, validly submitted to the jurisdiction of any New York state or United States federal court located in The City of New York, New York, in any action or proceeding arising out of or with respect to the Underwriting Agreement, the Indenture or the Notes, respectively, and (ii) has validly appointed Corporation Service Company as its authorized agent for the purposes described in Section 13(a) of the Underwriting Agreement, Section 113 of the Indenture and Section 19 of each of the Notes, respectively; and service of process effected in the manner set forth in Section 13(a) of the Underwriting Agreement, Section 113 of the Indenture and Section 19 of each of the Notes, respectively, will be effective to confer valid personal jurisdiction under the laws of the State of New York in connection with any such action or proceeding.

Our opinions expressed above are subject to the following qualifications:

(a)       Our opinions in paragraphs 4 and 5 are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)       Our opinions in paragraphs 4 and 5 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)       Our opinions are limited to (i) Generally Applicable Law and, (ii) in the case of our opinion in paragraph 6 above, the Investment Company Act and (iii) in the case of our opinion in paragraph 7, the Trust Indenture Act, and we do not express any opinion herein concerning any other law.

(d)       To the extent that the Company is now an agency or instrumentality of a foreign state that is entitled to immunity from jurisdiction of any court or from legal process with respect to itself or its property, any waiver by the Company of such immunity is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver at a time in the future when the Company that is not now such an agency or instrumentality shall become one.

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(e)       We express no opinion with respect to the enforceability of any indemnity against any loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

This opinion letter is delivered to you in connection with your role as underwriters of the Notes. This opinion letter may not be used, circulated, quoted or relied upon by you for any other purpose, or by anyone else, without our prior written consent. However, this opinion and the related 10b-5 letter may, without our further written consent, be furnished, where it is reasonable to do so and without prior notice to us, (i) to respond to requests to review such documents by governmental, regulatory or judicial authorities having valid jurisdiction over the underwriters and (ii) in connection with the defense of any legal or regulatory proceeding or investigation arising out of the offer and sale of the Notes.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

Very truly yours,

GAM/AKS/MTC

AES

12

SCHEDULE A

Common Terms Agreements, dated December 30, 2011, among Ecopetrol, as Borrower, Refineria de Cartagena S.A., The Bank of New York Mellon, as Intercreditor Agent, HSBC Bank PLC, as EKN Facility Agent, Sumitomo Mitsui Banking Corporation, as SACE Facility Agent, BNP Paribas, as US-Exim Facility Agent, The Bank of Tokyo-Mitsubishi UFJ, LTD., as Commercial Facility Agent, Export-Import Bank of the United States and the Bank of Tokyo-Mitsubishi UFJ, LTD., Banco Bilbao Vizcaya Argentaria, S.A., Banco Bilbao Vizcaya Argentaria, S.A. Milan Branch, HSBC Bank PLC, HSBC Bank USA, National Association, and Sumitomo Mitsui Banking Corporation, as Commercial Lenders.

Commercial Facility Agreement, dated December 30, 2011, among Ecopetrol S.A., as Borrower, The Bank of Tokyo-Mitsubishi UFJ, LTD, as Commercial Facility Agent, and The Bank of Tokyo-Mitsubishi UFJ, LTD, Banco Bilbao Vizcaya Argentaria, S.A., HSBC Bank USA, National Association, and Sumitomo Mitsui Banking Corporation, as Commercial Lenders.

EKN Facility Agreement, dated December 30, 2011, among Ecopetrol S.A., as Borrower, HSBC Bank PLC, as EKN Facility Agent, and HSBC Bank PLC, as Guaranteed Lender.

SACE Facility Agreement, dated December 30, 2011, among Ecopetrol S.A., as Borrower, and Sumitomo Mitsui Banking Corporation, as SACE Facility Agent, and SACE S.p.A., The Bank of Tokyo-Mitsubishi UFJ, LTD, Banco Bilbao Vizcaya Argentaria, S.A. and Sumitomo Mitsui Banking Corporation, as SACE Guaranteed Lenders.

Credit Agreement, dated December 30, 2011, among Ecopetrol, as Borrower, BNP Paribas, as US-Exim Facility Agent and Export-Import Bank of the United States.

Credit Agreement, dated December 30, 2011, among Ecopetrol, as Borrower, BNP Paribas, as US-Exim Facility Agent, HSBC Bank USA, National Association, as US-Exim Facility Lender and Export-Import Bank of the United States.

Omnibus Amendment to Finance Documents, dated December 12, 2017, among Ecopetrol S.A., Refineria de Cartagena S.A., The Bank of New York Mellon, as Intercreditor Agent, HSBC Bank PLC, as EKN Facility Agent, Sumitomo Mitsui Banking Corporation, as SACE Facility Agent, BNP Paribas, as US-Exim Facility Agent, the Bank of Tokyo-Mitsubishi UFJ, LTD, as Commercial Facility Agent, Export-Import Bank of the United States, The Bank of Tokyo-Mitsubishi UFJ, LTD., as Commercial Lender, Banco Bilbao Viscaya Argentaria S.A., as Commercial Lender, Banco Bilbao Vizcaya Argentaria S.A. Milan Branch, as Commercial Lender, HSBC Bank PLC, as Commercial Lender, HSBC Bank USA, National Association, as Collateral Agent, HSBC Bank USA, National Association, as Commercial Lender, Sumitomo Mitsui Banking Corporation, as Commercial Lender, HSBC Bank USA, National Association, as US-Exim Facility Lender, SACE S.p.A., The Bank of Tokyo-Mitsubishi UFJ, LTD., as SACE Guaranteed Lender, Banco Bilbao Vizcaya Argentaria S.A. Milan Branch, as SACE Guaranteed Lender, Sumitomo Mitsui Banking Corporation, as SACE Guaranteed Lender and AB Svensk Exportkredit, as Commercial Lender and EKN Guaranteed Lender.

Loan Agreement, dated as of September 20, 2018, among Ecopetrol S.A., as borrower, The Bank of Nova Scotia and Mizuho Bank, LTD., as Lenders, and The Bank of Nova Scotia, as Administrative Agent.

Master Loan Agreement, dated January 31, 2020, among Ecopetrol, as Borrower, and Sumitomo Mitsui Banking Corporation, as Lender.

Master Loan Agreement, dated March 17, 2020, among Ecopetrol S.A., as Borrower and BNP Paribas, as Lender.

[April] [●], 2020

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

United States

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

United States

Ecopetrol S.A.

US$[●] [●]% Notes due 20[●]

Ladies and Gentlemen:

We have acted as counsel to Ecopetrol S.A., a Colombian mixed economy company (the “Company”), in connection with the purchase of US$[●] aggregate principal amount of the Company’s [●]% Notes due 20[●] (the “Notes”), pursuant to the Underwriting Agreement, dated [April] [●], 20[●] (the “Underwriting Agreement”), among the Company and each of you. This letter is furnished to you pursuant to Section [5(f)] of the Underwriting Agreement.

In such capacity, we examined copies of the automatic shelf registration statement on Form F-3ASR (Registration No. 333-225381) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on June 1, 2018. As used herein, the term “Registration Statement” means such registration statement as so amended at the time of effectiveness, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B(f) under the Securities Act, and the documents incorporated by reference therein; the term “Base Prospectus” means the base prospectus dated June 1, 2018 and forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein; the term “Preliminary Prospectus” means the Base Prospectus, as amended and supplemented by the preliminary prospectus supplement relating to the Notes, dated [April] [●], 2020, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein; the term “Prospectus” means the Base Prospectus, as amended and supplemented by the final prospectus supplement relating to the Notes, dated [April] [●], 2020 (the “Final Prospectus Supplement”), in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein; the term “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the free writing prospectus of the Company relating to the Notes, dated [April] [●], 2020, in the form first filed by the Company as a free writing prospectus with the Commission; and the term “Applicable Time” means [●] [a.m./p.m.] New York time on [April] [●], 2020.

We also reviewed and participated in discussions concerning the preparation of the Registration Statement, the General Disclosure Package and the Prospectus with certain officers or employees of the Company, with its local counsel and its auditors, and with your representatives. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the General Disclosure Package or the Prospectus, except as set forth in paragraphs 8 and 9 of our opinion letter addressed to each of you, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, (a) each of the documents incorporated by reference in the Prospectus (other than the financial statements and other financial or reserve data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Prospectus (other than the financial statements and other financial or reserve data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or reserve data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we have not been requested to comment), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial or reserve data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial or reserve data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Final Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is delivered to you in connection with your role as underwriters of the Notes, and may not be used, circulated, quoted or relied upon by you for any other purpose, or by anyone else, without our prior written consent.

Very truly yours,

Annex B

April [●], 2020

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Scotia Capital (USA) Inc.

250 Vesey Street

New York, NY 10281

As Representatives of the Issuer

Ladies and Gentlemen,

We have acted as special Colombian counsel to Ecopetrol S.A., a mixed economy company (sociedad de economía mixta) organized as a stock corporation (sociedad anónima) under the laws of the Republic of Colombia (“Colombia”) (the “Issuer”), in connection with the Issuer’s offering of U.S. $[●] in aggregate principal amount of the Issuer’s [●]% Notes due 20[●] (the “Securities"), pursuant to the Underwriting Agreement dated as of April [●], 2020 (the "Underwriting Agreement "), between the Issuer and yourselves. The Securities will be issued pursuant to the Indenture (as defined herein). All capitalized terms not defined herein have such definitions as are specified in the Underwriting Agreement and the Indenture (together, the “Agreements”).

This opinion is furnished to you pursuant to Section 5(g) of the Underwriting Agreement. We have considered the laws of Colombia, including its Constitution and the relevant decrees, treaties, rules, regulations and codes, as of the date hereof, and have examined such documents and instruments as we have deemed necessary to give this opinion, including the following:

(a)	The automatic shelf registration statement of the Issuer in Form F-3ASR (File No. 333-225381) filed on June 1, 2018 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”);

(b)	The base prospectus dated June 1, 2018 forming a part of the Registration Statement with respect to the offering from time to time of the Issuer’s debt securities, guaranteed debt securities, common stock, and preferred stock (the “Base Prospectus”);

(c)	The preliminary prospectus supplement to the Base Prospectus dated April [●], 2020 (the “Prospectus Supplement”) and the issuer free writing prospectus identified in Schedule III of the Underwriting Agreement as the final term sheet, filed with the Commission on April [●], 2020 (collectively, the “Pricing Disclosure Package”);

(d)	The final prospectus supplement dated April [●], 2020 relating to the Securities (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form filed with the Commission, including the documents incorporated by reference therein, the “Prospectus”).

(e)	The Underwriting Agreement;

(f)	The indenture dated as of July 23, 2009 (the “Indenture”), between the Issuer and the Bank of New York Mellon (the "Trustee"). The Indenture was amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between the Company and the Trustee (“Amendment No. 1”);

(g)	The form of the Securities to be executed on behalf of the Issuer;

(h)	The officer’s certificate dated April [●], 2020 delivered by the Issuer to the Trustee pursuant to Section 301 of the Indenture;

(i)	A copy of the certificate of incorporation and legal representation of the Issuer as of April [●], 2020, issued by the Chamber of Commerce of Bogota;

(j)	A copy of the Issuer’s bylaws in effect as of the date provided to us by the Company; and

(k)	Copies of all relevant provisions of Colombian laws, decrees, directives and other governmental acts pertaining to the authorization of the issuance and sale of the Securities, including:

(1)	Issuer’s board of directors’ minute No. [●], dated on [●], 2020, authorizing the issuance and offering the Securities;

(2)	The preliminary authorization from the Colombian Ministry of Finance and Public Treasury (“MHCP”) pursuant to which the Issuer was authorized to take all actions aimed at incurring certain foreign indebtedness, by means of Resolution [●] dated [●], 2020;

(3)	The definitive authorization granted by the MHCP pursuant to Resolution [●] dated April [●], 2020, relating to the issuance and sale of the Securities and the execution and performance of the documents required to consummate the transaction;

(4)	The favorable opinion from the National Planning Department (Departamento Nacional de Planeación), including opinions No. [●] for the Issuer to incur indebtedness under the Securities;

(5)	The filing of information before the Colombian Central Bank (Banco de la República) of public external indebtedness report on Form No. 6 (Formulario 6), resulting from the issuance of the Securities under the Indenture and the Securities;

(6)	Order of publication of the Procurement Diary (Diario Oficial), related to the publication of the definitive authorization for the offering of the Securities issued by the MHCP;

(7)	Evidence of the publication of the Underwriting Agreement in the Sistema Electrónico para la Contratación Pública – SECOP; and

(8)	Filing of the documents related to the transaction with the Contraloría General de la República as a record of the indebtedness.

In providing this opinion, we have made the following assumptions: (a) the authenticity and genuineness of all signatures; (b) that all documents submitted to us as copy or specimen documents conform to their originals; (c) the authenticity and completeness of the original documents from which such copies were made (d) that all documents submitted to us have not been amended or affected by any subsequent action not disclosed or known to us; (e) that each of the parties to the Underwriting Agreement, the Indenture and the Notes (collectively, the "Transaction Documents"), other than the Issuer, has the corporate power and authority to enter into and perform each of the Transaction Documents, and that the Transaction Documents have been duly authorized, executed, and delivered by each of such parties other than the Issuer.

We have relied, as to factual matters, on representations, statements and warranties contained in the Underwriting Agreement and in the documents we have examined. Also, we have examined such corporate records, certificates and other documents, and such questions of law, as we considered necessary or appropriate for the purposes of this opinion. The opinions herein are limited in all respects to the laws of Colombia as they stand at the date hereof and as they are currently interpreted. We do not express any opinion on the laws of any jurisdiction other than Colombia.

Based on the foregoing and upon such investigation, as we have deemed necessary, we are of the opinion that:

1. The Issuer (i) is a mixed economy company (sociedad de economía mixta) duly organized, validly existing and in good standing under the laws of Colombia, is qualified to do business in Colombia where its ownership or lease of property or the conduct of its businesses requires such qualification, and (ii) has all power and authority necessary to own, operate or hold its properties that are material to its business and to conduct the businesses as described in the Prospectus. To the best of our knowledge, no action has been taken to dissolve or wind up the business affairs of the Company.

2. The execution, delivery and performance by the Issuer of its obligations under the Agreements and the Securities have been duly authorized by all necessary action on its part and by all necessary constitutional, legislative, executive, administrative and other governmental action.

3. The Agreements have been duly authorized, executed, issued and delivered by the Issuer, and, assuming due authorization, execution and delivery thereof by the Underwriters and the Trustee, constitutes a valid and legally binding obligations of the Issuer enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other similar laws or general principles of equity relating to or affecting enforcement of creditors' rights generally.

4. The Securities have been duly authorized, executed, issued and delivered by the Issuer in accordance with the Indenture and, assuming due authentication and delivery by the Trustee (and assuming that the Notes constitute valid and legally binding obligations under the laws of the State of New York, and are issued and delivered against payment of the purchase price therefor), the Securities will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium (including, without limitation, all laws relating to fraudulent transfers) or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity, and will be entitled to the benefits of the Indenture.

5. The execution, delivery and performance by the Issuer of the Agreements and the Securities do not conflict with or violate in any material respect and will not, whether with or without the giving of notice or lapse of time, or both, constitute a material breach of or default under (i) the Issuer's charter and by-laws, or (ii) to our knowledge, any material agreement or other material instrument to which the Issuer is a party, or (iii) to the best of our knowledge, any judgment or decree or any order or similar authority binding upon the Issuer or any provision, or (iv) any law, statute, rule or regulation of any public, governmental or regulatory agency or body in Colombia. We do not express any opinion, however, as to whether the execution, delivery or performance by the Issuer of the Agreements or other documents related to the transaction will constitute a violation of or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Issuer or any document not governed by Colombian law.

6. No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or Governmental Agency or other regulatory body in Colombia is required for (A) the due execution, delivery and performance by the Issuer of the Agreements or the Securities, (B) the validity or enforceability against the Issuer of the Agreements or the Securities, or (C) the issue, sale or delivery of the Securities, except for each of the approvals, authorizations and other documents referred to in Section 1(t) of the Underwriting Agreement and Paragraph (k) hereof.

7. No Colombian stamp, registration, documentary or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes or duties are payable by or on behalf of the Underwriters, assuming that the Underwriters are not Colombian Residents for tax purposes, or the beneficial owners of the Securities, to Colombia or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Issuer of the Securities to the Underwriters or the sale and delivery by the Underwriters of the Securities as contemplated in the Underwriting Agreement, provided that the Securities constitute a non-Colombian public credit operation, the Underwriters are not Colombian residents for tax purposes, the Securities will be sold and delivered outside of Colombia and the Securities are held by a non-resident and non-domiciliary of Colombia.

8. Under the laws of Colombia, neither the Issuer nor any of its property or assets is entitled to sovereign or other immunity from suit, execution, attachment or other legal process in Colombia, except as provided under (i) Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo); and (ii) Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), pursuant to which the revenues, assets and property of the Issuer located in Colombia are not subject to execution, set-off or attachment; provided, however, that under the laws of Colombia, any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents pursuant to Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo). Under the laws of Colombia, the regulations that govern statutes of limitations and other time limits for any suit, action, proceeding or jurisdiction may not be waived by the Issuer.

9. Pursuant to articles 605 and 606 of Law 1564 of 2012 (Código General del Proceso), the courts of Colombia would give effect to and enforce a judgment obtained in a court outside Colombia without re-trial or re-examination of the merits of the case provided (a) that there exists a treaty or convention relating to recognition and enforcement of foreign judgments between Colombia and the country of origin of the judgment or, in the absence of such treaty, that proper evidence is provided to the Supreme Court of Colombia to the effect that the courts of the country of the subject judgment would recognize and enforce Colombian judgments, and (b) that the subject judgment fulfills the requirements listed below. In order to enforce a foreign judgment in Colombia, it must first be submitted to "Exequatur" proceedings in accordance with article 607 of Law 1564 of 2012 (Código General del Proceso), before the Supreme Court of Colombia which, in addition to the issue referred to in (a) above, must examine whether the following requirements have been fulfilled: (A) such foreign judgment does not refer to in rem rights on assets located within Colombian territory at the commencement of the proceedings in the foreign court which issued the judgment; (B) such foreign judgment does not conflict with public order laws of Colombia, except procedural laws; (C) such foreign judgment is final and not subject to appeal, according to the laws of the country where it was made; (D) a duly legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to a competent court in Colombia; (E) no proceedings are pending before Colombian courts with respect to the same subject matter, or final judgment has been awarded by a Colombian Court in any proceedings on the same subject matter; (F) the subject matter of such foreign judgment is not of the exclusive jurisdiction of a Colombian court or judge; (G) in the proceedings in which such foreign judgment was made, the defendant was properly served according to the laws of such jurisdiction and given an opportunity to defend the action in question and (H) the exequatur requirement has been observed. In any case, enforceability decisions are considered by Supreme Court of Justice of Colombia in a case-by-case basis.

10. Each of the Agreements and the Securities is in proper legal form under the laws of Colombia for the enforcement thereof in Colombia against the Issuer, provided that under the laws of Colombia, the choice of New York law as the governing law would be recognized by the courts of Colombia subject to the proof of the provisions of applicable New York law in the manner provided for in such proceedings in Colombia.

11. To the best of our knowledge, except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuer is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect; and to the best of our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

12. The statements in the Final Prospectus Supplement under the headings “Risk Factors”, “Exchange Rates and Controls”, “Description of the Notes – The Indenture”, “Taxation - Certain Colombian Tax Considerations” and “Enforcement of Civil Liabilities”, to the extent that they constitute matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

13. The choice of law of the State of New York as the governing law of the Agreements and the Securities is a valid choice of law under the laws of Colombia, except that all matters governing authorizations and execution shall be governed by the laws of Colombia. Subject to compliance with certain Colombian evidentiary requirements, the courts of Colombia shall honor this choice of law; provided, that the primary obligations arising from the Agreements and the Securities are performed outside Colombia; the Agreements and the Securities do not contravene Colombian provisions of public policy; and provided, further, that the application of New York law will be preempted by applicable Colombia law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity; the submission by the Issuer to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan, The City of New York in the Agreements constitutes a valid and legally binding obligation of the Issuer, and service of process effected in the manner set forth in the Agreements assuming validity under the laws of the State of New York, will be effective, insofar as Colombian law is concerned, to confer valid personal jurisdiction over the Issuer.

14. The payment obligations of the Issuer under the Agreements and the Securities will rank pari passu in priority of payment, in right of security and in all other respects with all other existing and future unsubordinated and unsecured External Indebtedness (as defined in the Indenture) of the Issuer. We note that under Colombian applicable laws most unsecured transactions and unsubordinated claims rank without any preferred status, except for certain obligations which are granted preferential treatment pursuant to the generally applicable laws of Colombia, such as judicial fees established in favor of creditors, tax obligations or labor obligations.

15. It is not necessary under the laws of Colombia, in order to enable the Underwriters to enforce any of their rights under the Agreements that the Underwriters should be licensed, qualified or entitled to carry on business in Colombia. Although we assume no responsibility for the accuracy, completeness or fairness of the Prospectus (except as expressly provided above) and we make no representation that we have independently verified the accuracy, completeness and fairness of such statements (except as aforesaid), nothing has come to our attention that would lead us to believe that the Prospectus (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement) as of their respective dates and the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Furthermore, we express no opinion as to whether a court in any proceeding in Colombia would give effect to certain provisions that may be limited by: (i) applicable procedural rules that do not allow waivers of immunity and service of process by private companies within Colombia and pursuant to which any immunity from proceedings (jurisdiction, execution or attachment) which might in the future be available under Colombian law may not be validly waived in advance; and (ii) the unavailability under Colombian law of equitable remedies or injunctive relief, except for fundamental constitutional rights. The foregoing opinions are subject to the following comments and qualifications:

a) We express no opinion as to whether a court in Colombia would give effect to the late interest provisions of the Securities, providing for payment of interest on past due amounts of interest.

b) Pursuant to Article 13 of Law 1564 of 2012 of Colombia (Código General del Proceso), civil procedure rules are considered public order laws and therefore cannot be modified or waived by private agreements. To the extent that the parties to the Agreements commence enforcement actions before Colombian courts instead of commencing them in foreign courts (which final rulings may subsequently be enforced in Colombia through exequatur proceedings as described above), any waivers made by the parties to the Agreements and the Securities in respect of Colombia's rules of civil procedure may be rendered unenforceable.

c) In any proceeding in Colombia, service of notice to the parties thereto must be made in accordance with the provisions of Law 1564 of 2012 of Colombia (Código General del Proceso). Contractual provisions regarding services of notice procedures will not be enforceable.

d) In any proceeding in Colombia in which a law of a foreign country were to be applied, there should be evidence of the law sought to be applied, through (i) a copy of such law duly issued and promulgated by the competent authorities or, (ii) by means of an expertise issued by a person or institutions expert in the law of a foreign country or, (iii) when a written law does not exist, through the deposition or affidavit of two or more lawyers admitted in the relevant jurisdiction regarding such applicable law, in accordance with article 177 of Law 1564 of 2012 of Colombia (Código General del Proceso).

e) Pursuant to Article 251 of Law 1564 of 2012 of Colombia (Código General del Proceso), in order for a document written in a foreign language to be admissible evidence before a Colombian Court, the relevant document must be translated into Spanish either by Colombia’s Ministry of Foreign Affairs, by an official translator (intérprete oficial), or by a translator appointed by the competent judge.

Compliance with the Hague Convention (known as Apostille) concerning the legalization of documents executed abroad (outside Colombia), is also required.

Furthermore, pursuant to Article 823 of Colombia's Code of Commerce (Código de Comercio): (i) the technical and usual terms contained within documents to be used as evidence of commercial agreements and obligations, or that refer to the performance and execution of such agreements and obligations, will be understood as in their meaning in Spanish, and (ii) the Spanish version of a document used to evidence obligations or contracts which most closely resembles the original text shall prevail over the foreign language version of such document. In the event that a party to an enforcement action considers that the available translation into Spanish of documents written in a foreign language is not accurate, such party has the right to object to any such inaccuracy in such enforcement proceedings.

f) The enforcement of the Agreements and the Securities may be limited by, and any proceeding for enforcement in Colombia would be subject to the statute of limitations. Pursuant to Article 2514 of Colombia's Civil Code (Código Civil), a waiver to the statute of limitations can only be granted once the relevant statute of limitations has elapsed.

g) In accordance with Article 902 of Colombia's Code of Commerce (Código de Comercio), any nullification of a provision of an Agreement or the Securities would nullify the entire document as if the parties would not have entered into such document in the absence of such nullified provision.

h) According to Colombian laws, the laws applicable to a given agreement are those in existence at the time of execution, even if those laws change in the future, provided that the changes are not related to, or do not affect, public order laws, which are applicable to a given agreement in their existing form.

i) Colombian exchange control regulations are deemed to be public order laws, therefore, the ability of the Issuer to perform its obligations payable in foreign currency under the Securities (and the ability of any person to remit the proceeds of any judgment award issued by a court in Colombia in foreign currency out of Colombia) will be subject to foreign exchange regulations in effect at the time of the relevant payment or remittance.

j) The provisions of the Agreements and the Securities which treat certain determinations as conclusive may be subject to review in a proceeding in Colombia to determine the correctness of such determinations.

k) Under Colombian Law, charging interest on interest (whether accrued or unpaid) is not permitted unless such interest is charged as permitted under Article 886 of Colombia's Code of Commerce (Código de Comercio).

l) Except for some constitutional actions, Colombian law does not contemplate the equitable or injunctive remedies or reliefs. However, under Colombia law (mainly Laws 1437 of 2011 and 1564 of 2012) a court may order any precautionary measure it deems necessary in order to provisionally protect and guarantee the subject matter of the dispute and the eventual fulfillment or enforcement of its ruling. That is so for litigation involving state entities (such as the Issuer) and for civil cases.

m) The enforceability of the obligations of the Issuer under the Securities may be limited by laws governing the bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, liquidation or other similar laws relating to or affecting enforcement of creditors’ rights generally, and is subject to statutory preferences granted under Colombian laws (including labor, pensions and tax claims), and by claims which have, without any agreement, notarization or other voluntary act, priority for payment by operation of law.

n) The financial conditions of the issuance and sale of the Securities must be determined in accordance with Article 16 (c) and (h) of Law 31 of 1992 and the regulations of the Colombian Central Bank (Banco de la República), including External Resolutions No. 1 of 2018 and No. 17 of 2015, and External Circular DODM-145 of 2015 issued by the board of directors of the Colombian Central Bank (Banco de la República), as applicable, as amended or supplemented. Failure to observe these conditions may result in an economic sanction, and may additionally affect the enforcement of any provisions disregarding such restrictions in Colombia, in accordance with articles 150(16) of the Colombian Constitution, 16 of the Colombia´s Civil Code (Código Civil), and 6.12.1.1.1 of Decree 2555 of 2010.

o) A final and conclusive judgment (not subject to appeal) of the courts of the State of New York for the payment of money rendered against the Issuer in respect of the Notes, would be recognized by the courts of Colombia, subject to obtaining the Exequatur of the judgment from the Supreme Court of Colombia (Corte Suprema de Justicia de la República de Colombia), as described above.

p) Any proceeding to enforce a judicial decision by means of seizure, attachment or execution against assets or property, or against any right or interest in assets or properties located in Colombia, is subject to the exclusive jurisdiction of the Colombian courts.

q) Pursuant to Articles 74 and 87 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo), the authorizations issued through Resolution [●] dated [●], 2020, and Resolution [●] dated April [●], 2020, by the Ministry of Finance and Public Credit (Ministerio de Hacienda y Crédito Público) are not subject to “recurso de apelación” and these authorizations will produce immediate legal effects upon their publication. The “acciones de nulidad” provided for by Title III of Part II of said Law may be attempted or initiated to claim the nullity of the authorizations.

r) Pursuant to Articles 15 and 16 of Colombia’s Civil Code (Código Civil), the waiver of immunity granted under applicable sections of the Agreements and the Securities is permissible provided that said waiver only affects the rights of the waiving party and taking into account the exceptions and limitations to grant such waiver as indicated herein and in the Transaction Documents. Under Colombian law any immunity from proceedings which might be available in the future cannot be validly waived in advance.

s) Pursuant to Article 5 of Law 781 of 2002, any amendment to any of the Agreements and the Securities requires prior approval by the Ministry of Finance. Furthermore, pursuant to Article 2.2.1.5.9 of Decree 1068 of 2015, any transfer or assignment of rights by the Trustee, Initial Purchasers or relevant party under the Transaction Documents requires approval from the Issuer and failure to obtain such approval may render unenforceable the relevant transfer or assignment.

t) In rendering our opinion and making the statements herein, whenever an opinion is qualified by “to our knowledge” or similar words, it is intended to mean that no information has come to our attention during the course of our advice to the Issuer for purposes of the offering of the Notes that gives us actual knowledge of the inaccuracy of such opinion or statement.

We are qualified to practice law in Colombia, and we express no opinion herein as to any laws of any jurisdiction other than the laws of Colombia. We are furnishing this letter to you solely for your benefit in connection with the offering of the Securities. This opinion is solely for your benefit and may not be relied upon in any manner or any purpose by any other person.

We assume no obligation to update or supplement this opinion to reflect any facts or amendments to the documentation on which we have expressed reliance which may hereafter come to our attention or any changes in the law which may hereafter occur. Notwithstanding the foregoing, you may disclose the contents of this letter to any person to whom disclosure is required to be made by law or court order, for purposes of establishing a due diligence defense, or if such disclosure is necessary to defend or resist an action or claim in connection with the performance of your obligations under the Underwriting Agreement.

Very truly yours,

BRIGARD & URRUTIA ABOGADOS S.A.S.